UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☐	Soliciting Material Pursuant to § 240.14a-12
ESCALON MEDICAL CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Escalon Medical Corp.
100 Church Road, Suite 200
Ardmore, PA 19003
Tel.610-688-6830 — Fax. 610-688-3641

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 27, 2013
To the Shareholders of ESCALON MEDICAL CORP.:
The annual meeting of shareholders of Escalon Medical Corp. will be held at 9:00 a.m., local time, on December 27, 2013, at the offices of the Company, 100 Church Road, Suite 200, Ardmore, PA 19003. At our annual meeting, our shareholders will act on the following matters:

1.	To elect two Class II directors, each for a term of three years and until their respective successors have been elected to serve;

2.	To ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014;

3.	To approve the Company's 2013 Equity Incentive Plan;

4.	To approve, by non-binding vote, the compensation of the Company's executive officers described in the accompanying proxy statement;

5.	To consider and conduct a non-binding vote on a proposal regarding the frequency of future shareholder advisory votes relating to executive compensation; and

6.	Any other matters that properly come before our annual meeting.
All shareholders of record as of the close of business on November 1, 2013 are entitled to vote at our annual meeting.
We have included our 2013 Annual Report to Shareholders with this Notice and accompanying proxy statement.
The rules of the Securities and Exchange Commission, or the SEC, allow us to furnish proxy materials to our shareholders on the Internet. We believe that this process allows us to provide you with the information you need while lowering the costs associated with the annual meeting. You are cordially invited to attend the annual meeting in person. However, to ensure that your vote is counted at the annual meeting, please vote as promptly as possible. If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

By Order of the Board of Directors,

Richard J. DePiano
Chairman
November 15, 2013
Ardmore, Pennsylvania
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEDMBER 27, 2013.
THE ESCALON MEDICAL CORP. PROXY STATEMENT AND 2013 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.

ESCALON MEDICAL CORP.
PROXY STATEMENT
This proxy statement contains information relating to the annual meeting of shareholders of Escalon Medical Corp. to be held on December 27, 2013, at the offices of the Company, 100 Church Road, Suite 200, Ardmore, PA 19003 at 9:00 a.m., local time, and at any adjournment, postponement or continuation of the annual meeting. This proxy statement and the accompanying proxy are first being mailed to our shareholders on or about November 15, 2013. Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” “our” “Escalon” or the “Company” mean Escalon Medical Corp. and its subsidiaries.
Questions and Answers Regarding the Proxy Statement and Annual Meeting
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet or, upon your request, have delivered a printed version to you by mail. These materials are being provided in connection with our solicitation of proxies for use at the annual meeting of shareholders, to be held on December 27, 2013 at 9:00 a.m., local time, or at any adjournment or postponement thereof. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about November 15, 2013 to our shareholders entitled to notice of and to vote at the meeting.
All shareholders will have the ability to access the proxy materials on the web site referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet.
You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. The annual meeting will be held at our corporate headquarters located at 100 Church Road, Suite 200, Ardmore, PA 19003.
How can I obtain electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:

•	view our proxy materials for the annual meeting on the Internet; and

•	instruct us to send future proxy materials to you electronically by email.
Our proxy materials are also available at www.proxyvote.com.
With respect to future annual meetings of shareholders, if you previously elected to access your proxy materials over the Internet, you will not receive a Notice or printed proxy materials in the mail. Instead you will receive an e-mail with a link to the proxy materials and voting instructions.
Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you thereby lowering the costs associated with the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting web site. Your election to receive proxy materials by email will remain in effect until you terminate it.

I

PROXY STATEMENT

II

III

IV

ABOUT OUR ANNUAL MEETING
What is the purpose of our annual meeting?
At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of two Class II directors, ratification of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending June 30, 2013, approval of 2013 equity incentive plan, and approval, by a non-binding vote, of our executive compensation, approval, by non-binding vote, regarding the frequency of future shareholder advisory votes relating to executive compensation and any other matters that properly come before our annual meeting. In addition, our management will report on our performance during fiscal 2013 and the latest interim period and respond to appropriate questions from shareholders.
VOTING
Who is entitled to vote at our meeting?
Holders of common stock of record at the close of business on the record date, November 1, 2013, are entitled to receive notice of and to vote at our annual meeting, and any adjournment, postponement or continuation of our annual meeting.
What are the voting rights of our shareholders?
As of the record date, 7,526,430 shares of common stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at our annual meeting.
Who can attend our annual meeting?
All shareholders as of the record date, or their duly appointed proxies, may attend our annual meeting. Even if you currently plan to attend our annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend our annual meeting.
If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at our annual meeting.
What constitutes a quorum?
The presence at our annual meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at our annual meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares present at our annual meeting.

How do I vote?
You may vote using any of the following methods:

•By Internet or telephone
If you are a shareholder of record, you will need the control number included on the Notice to access the proxy statement and annual report. Follow the instructions in the Notice to vote your shares electronically on the Internet, or by calling the toll-free number referenced in the materials available on the Internet.
If you are a beneficial owner of shares, you may vote your shares electronically on the Internet by following the instructions sent to you by your broker, bank or other holder of record, or by calling the toll-free number referenced in the materials available on the Internet.

•	By mail
If you are a shareholder of record, request from us, by following the instructions on the Notice, printed copies of the proxy statement and annual report, which will include a proxy card. If you are a beneficial owner of shares, follow the instructions from your broker, bank or other holder of record to request copies of the proxy statement and annual report, which will include a voting instruction form. Be sure to complete, sign and date the proxy card or voting instruction form and return it in the prepaid envelope.

•In person at the annual meeting
All shareholders of record may vote in person at the annual meeting. You can request a ballot at the meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the annual meeting.
Internet and telephone voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on December 26, 2013. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials provided to you by your broker, bank or other holder of record. If you vote on the Internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. please use the Internet or mail voting methods. Your vote is important. Your timely response can save us the expense of attempting to contact you again.
May I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be revoked if you attend our annual meeting in person and request that your proxy be revoked, although attendance at our annual meeting will not by itself revoke a previously granted proxy.

What are our Board’s recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote:

•	FOR election of our nominees for Class II directors; and

•	FOR ratification of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending June 30, 2013.

•	FOR approval of our 2013 equity incentive plan.

•	FOR approval, by a non-binding vote, our executive compensation.

•	FOR approval, by a non-binding vote, for three years as the frequency of future shareholder advisory votes relating the executive compensation.

What vote is required to approve each matter?
Election of Class II Directors. The two persons receiving the highest number of “FOR” votes cast by the holders of our common stock for election as Class I directors will be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although the proxy will be counted for purposes of determining whether a quorum is present. Abstentions and shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner of or persons otherwise entitled to vote the shares and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, will not be taken into account in determining the outcome of the election of Class II directors. We do not permit cumulative voting in the election of directors.
Ratification of Auditors. The affirmative vote of a majority of the votes cast by the holders of shares of our common stock at the annual meeting will be required for the ratification of the selection of our independent registered public accounting firm for the fiscal year ending June 30, 2014. Abstentions and broker non-votes do not constitute votes cast and therefore will not affect the outcome of the vote.
Proposal to approve our 2013 equity incentive plan and other matters. The affirmative vote of a majority of the votes cast by the holders of our common stock on the proposal will be required to approve any other matter that properly comes before our annual meeting. Abstentions and broker non-votes do not constitute votes cast and therefore will not affect the outcome of the vote.

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board of Directors, i.e., FOR the election of our nominees for Class II directors, FOR the ratification of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending June  30, 2014, FOR approval of our 2013 equity plan, and FOR approval, by non-binding vote, of or executive compensation and "three years" as the frequency of future shareholder advisory votes relating to the executive compensation.
Who will pay the costs of soliciting proxies on behalf of our Board of Directors?
We are making this solicitation and will pay the cost of soliciting proxies on behalf of our Board of Directors, including expenses of preparing and of any mailing this proxy statement. The solicitation of proxies or votes may be made in person or by telephone or telegram by our regular officers and employees, none of whom will receive special compensation for such services. Upon request, we will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.
STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table indicates, as of October 18, 2013, information about the beneficial ownership of our common stock by (1) each director as of October 18, 2013, (2) each Named Executive Officer, as defined on page 9, (3) all directors and executive officers as of October 18, 2013 as a group and (4) each person who we know beneficially owns more than 5% of our common stock. All such shares were owned directly with sole voting and investment power unless otherwise indicated.

Name	Outstanding Shares (1)	Percent of Class	Underlying Options	Beneficial Ownership	Percent of Class
Richard J. DePiano	144,278	1.9%	235,617	379,895	4.9%
Richard J. DePiano, Jr.	1,306	—%	131,667	132,973	1.7%
Robert M. O’Connor	—	—%	114,000	114,000	1.5%
Mark G. Wallace	—	—%	35,000	35,000	*
William L.G. Kwan	—	—%	80,000	80,000	1.1%
Lisa A. Napolitano	—	—%	52,000	52,000	*
Fred G. Choate	—	—%	40,000	40,000	*
Sean Closkey	—	—%	—	—	—%
All Directors and Executive Officers as a group (9 persons)	145,584	2.5%	688,284	833,868	13.0%

(*)	Less than one percent

(1)
Information furnished by each individual named. This table includes shares that are owned jointly, in whole or in part with the person’s spouse, or individually by his or her spouse. No shares held by board members or Named Executive Officers are pledged as collateral.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires that our officers and directors, as well as persons who own 10% or more of a class of our equity securities, file reports of their ownership of our securities, as well as statements of changes in such ownership, with us and the SEC. Based upon written representations received by us from our officers, directors and 10% or greater shareholders, and our review of the statements of beneficial ownership changes filed with us by our officers, directors and 10% or greater shareholders during fiscal 2013, we believe all such filings required during the fiscal 2013 were made on a timely basis.

PROPOSAL NO.1
ELECTION OF DIRECTORS
ITEM 1 – ELECTION OF CLASS II DIRECTORS
Introduction
The election of our directors by our shareholders is governed by the Pennsylvania Business Corporation Law and our Bylaws. The following discussion summarizes these provisions and describes the process our Governance and Nominating Committee follows in connection with the nomination of candidates for election as directors by the holders of our common stock.
Governance and Nominating Procedures
Our Governance and Nominating Committee is responsible for recommending to the Board of Directors candidates to stand for election to the Board of Directors at our annual meeting. Our Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the advance notice procedures in Section 2.3 of our Bylaws. These procedures are described under “Shareholder Proposals” in this proxy statement. The Governance and Nominating Committee may also consider director candidates proposed by our management. We have not utilized third party executive search firms to identify candidates for director.
With the exception of applicable rules of the SEC and the Nasdaq Stock MarketSM , or Nasdaq, our Governance and Nominating Committee does not have any specific, minimum qualifications for candidates for election to our Board of Directors, and our Governance and Nominating Committee may take into account such factors as it deems appropriate. Our Governance and Nominating Committee examines the specific attributes of candidates for election to our Board of Directors and also considers the judgment, skill, diversity, business experience, the interplay of the candidate’s experience with the experience of the other members of our Board of Directors and the extent to which the candidate would contribute to the overall effectiveness of our Board of Directors.
Our Governance and Nominating Committee will utilize the following process in identifying and evaluating candidates for election as members of our Board of Directors:

•
Evaluation of the performance and qualifications of the members of our Board of Directors whose term of office will expire at the forthcoming annual meeting of shareholders and determination of whether they should be nominated for re-election.

•	Consideration of the suitability of the candidates for election, including incumbent directors.

•
Review of the qualifications of any candidates proposed by shareholders in accordance with our Bylaws, candidates proposed by management and candidates proposed by individual members of our Board of Directors.

•	After such review and consideration, propose to the Board of Directors a slate of candidates for election at the forthcoming annual meeting of shareholders.
Actions Taken by Our Governance and Nominating Committee
Our Governance and Nominating Committee met once in fiscal 2013, but our entire Board of Directors performed the functions of the Governance and Nominating Committee with respect to the nominating of candidates for election at the annual meeting. The Board of Directors met on May 9, 2013 for the purpose of nominating candidates for election as Class II directors by our shareholders at our annual meeting of shareholders and approved the nomination of the persons named below.
Candidates for Election
Our Board of Directors currently consists of six members, four of whom are considered independent for purposes of the applicable Nasdaq rules. The current independent directors are Lisa A. Napolitano, Fred G. Choate, C. Sean Closkey and William L. G. Kwan. Each director is elected for a three-year term and until his/her successor has been duly elected.

Two Class II directors are to be elected at our annual meeting. Unless otherwise instructed, the proxies solicited by our Board of Directors will be voted for the election of the nominees named below. Both of the Class II directors nominees currently serve as members of our Board of Directors.
If any of the nominees for Class II directors becomes unavailable for any reason, the proxies intend to vote for a substitute nominee designated by our Board of Directors. Our Board of Directors has no reason to believe the nominees for Class II directors named will be unable to serve if elected. Any vacancy occurring on our Board of Directors for any reason may be filled by a majority vote of our directors then in office until the expiration of the term of the class of directors in which the vacancy exists.
The names of the nominees for Class II directors who will continue in office after our annual meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

Nominees for Class II Name of Director	Director Since	Year Term Will Expire		Age	Principal Occupation During Past Five Years and Certain Directorships
Fred G. Choate	2005	2016	*	65
Managing Member of Atlantic Capital Funding LLC, a venture capital fund, from 2003 to present, Managing Member of Atlantic Capital Management LLC, a venture capital fund, from 2004 to present; Baltic-American Enterprise Fund, a venture capital fund, Chief Investment Officer from 2003 to present; Managing Member of Greater Philadelphia Venture Capital Corp, a venture capital fund, from 1992 to present. Mr. Choate has been a director of Parke Bank since 2003. Mr. Choate was formerly a director of Escalon Medical Corp. from 1998 to 2003. Mr. Choate has extensive banking, business and industry experience, both in leadership positions, as Managing Member of several venture capital funds and his lengthy experience serving on boards of various companies. Mr. Choate’s substantial financial, banking, corporate, executive and operational experience, in addition to his prior board experience, qualify him to serve on our Board.

Lisa A. Napolitano	2003	2016	*	48
Tax Manager, Global Tax Management, Inc., a provider of compliance support services for both federal and state taxes, since 1998. Ms. Napolitano is a Certified Public Accountant in Pennsylvania. Ms. Napolitano qualifies for our Board and Audit Committee based on her extensive experience in public accounting and through her understanding of internal controls, accounting principals, business operations and regulatory compliance. We believe that Ms. Napolotano’s financial, operational and regulatory experience qualifies her to serve as a member of our Board and our Audit Committee.

*	If elected at the Annual Meeting.

Directors Continuing in Office

Class I Name of Director	Director Since	Year Term Will Expire	Age	Principal Occupation During Past Five Years and Certain Directorships
William L.G. Kwan	1999	2015	73
Retired; Vice President of Business Development of Alcon Laboratories, Inc. a medical products company, from October 1996 to 1999, and Vice President of International Surgical Instruments from November 1989 to October 1999. Mr. Kwan's executive and leadership experience in the Ophthalmology business provides him with a valuable perspective from which to contribute to the Board, as it oversees our ophthalmology operations.s. We believes that Mr. Kwan's executive, operational and financial experience qualifies him to service as a member of our Board and our Audit Committee.

Richard J. DePiano, Jr.	2013	2015	47
Mr. DePiano, Jr. was appointed as a member of our Board in May 2013 as a Class I director. Mr. DePiano, Jr. was appointed our Chief Operating Officer and General Counsel on December 28, 2006 and as our President on January 1, 2008. Mr. DePiano, Jr. was appointed as Chief Executive Officer on September 28, 2013. Mr. DePiano, Jr. joined us in November of 2000 as Vice President Corporate and Legal Affairs. Prior to joining us, Mr. DePiano, Jr. worked with Forceno & Arangio, L.L.P., from September 1998 until November 2000 as a Senior Associate representing individual and business clients in various areas of the law including mergers and acquisitions, automotive dealership representation, family, small and emerging businesses, securities law, venture capital financing, consumer finance and general corporate and commercial matters. Prior to this Mr. DePiano, Jr. was in private law practice since 1992. He served as President in 2008 and 2009 and was a member of the Board of Directors of the Delaware Valley Corporate Counsel Association from 2005 until 2010 (“DELVACCA”). Mr. DePiano, Jr. also serves as the Chairman of the Nominations Committee, Chairman of the Law School Initiative Committee and member of the Pro-Bono Committee of DELVACCA. He also is Chairman of the Board of Directors of the Montgomery County Industrial Development Authority. Mr. DePiano also currently serves as a member of the Board of Directors of Senior Health Properties-South, Inc. and serves as Chairman of the Board of Directors of the Amoore Group Inc. Mr. DePiano, Jr.'s significant experience with us, including his operational, financial and leadership qualify to serve as our President and chief Executive Officer and as a member of our Board. Mr. DePiano, Jr. is the son of Mr. DePiano.

Class III Name of Director	Director Since	Year Term Will Expire	Age	Principal Occupation During Past Five Years and Certain Directorships
Richard J. DePiano	1996	2014	72
Chairman of Escalon Medical Corp. since March 1997. Mr. DePinao served as CEO from March 1997 and retired from day to day operations effective on Sepetember 28, 2013. Mr. DePiano was CEO of the Sandhurst Company, L.P. and Managing Director of the Sandhurst Venture Fund since 1986; currently serves as Chairman of the Board of Directors of PhotoMedex, Inc. Our Board has determined that Mr. DePiano's lengthy and significant experience with us, including his operational, financial, accounting, executive and leadership qualify him to serve as our Chairman of our Board of Directors. Mr. DePiano is the father of Mr. DePiano, Jr..

C. Sean Closkey	2013	2014	45
Mr. Closkey was appointed as a member of our Board in May 2013 as a Class III director. Mr. Closkey is the President of TRF Development Partners “TRF DP”. TRF DP was established in 2006 as a non-profit real estate development company whose mission is to develop affordable housing and stabilize distressed urban areas. TRF DP focuses its resources on creating quality affordable housing and urban redevelopment work in the Mid-Atlantic US. Prior to that, Mr. Closkey was the executive vice president of The Reinvestment Fund (TRF) in Philadelphia, PA, is one of the nation's largest and most productive community development financial institutions. Mr. Closkey was the executive director of The New Jersey Housing & Mortgage Finance Agency. The agency's mission is to finance the development of affordable housing throughout the State of New Jersey. We believe that Mr. Closkey's financial, operational and executive experience qualifies him to serve as a member of our Board and our Audit Committee.

CORPORATE GOVERNANCE

The SEC and Nasdaq have adopted regulations and listing requirements that relate to our corporate governance. Our Board of Directors has adopted standards and practices in order to comply with those regulations that apply to us. We have has adopted a Code of Ethics, which can be accessed on our web site. Our website is located at www.escalonmed.com. Any amendment to our Code of Ethics will be reported on our web site and, to the extent required, in a Form 8-K current report filed with the SEC.

We believe our shareholders are best served if the Board retains flexibility to decide what leadership structure works best for us based on the facts and circumstances existing from time to time. Currently, the offices of Chairman and CEO are held by the different persons, Richard J. DePiano and Richard J. DePiano, Jr., respectively. The Board does not believe that its independence or performance would be enhanced by requiring that the Chairman be an independent director. The Board follows sound corporate governance practices to ensure its independence and effective functioning. Most importantly, four of the six directors are independent and meet regularly in scheduled executive sessions. These sessions are led by an independent director with clear duties to ensure proper checks and balances. In addition, the Board’s audit, compensation and governance committees are and have for many years been composed solely of independent directors. This means that oversight of critical issues such as the integrity of our financial statements and CEO and senior management compensation are entrusted to independent directors. The Board retains the right to review this determination as facts and circumstances change.

Our Board and Its Committees
Our Board met four times in fiscal 2013. Our Board has an Executive Committee, an Audit Committee, a Governance and Nominating Committee and a Compensation Committee. Each of our directors attended 75% or more of the meetings of our Board of Directors and committees of our Board on which that director serves.
Audit Committee
Our Audit Committee consists of Lisa A. Napolitano, William L.G. Kwan, and C. Sean Closkey. Anthony J. Coppola served as a member of our Governance and Nominating Committee until May 9, 2013. The Audit Committee met five times in fiscal 2013. Each member of the Audit Committee is independent within the meaning of the rules of Nasdaq and of the SEC. Consistent with the Sarbanes-Oxley Act of 2002, the Audit Committee has responsibility for:

•	the selection of our independent registered public accounting firm;

•	reviewing the scope and results of the audit;

•	reviewing related-party transactions; and

•	reviewing the adequacy of our accounting, financial, internal and operating controls.
Our Audit Committee operates pursuant to a written charter, the full text of which is available on our website. Our Audit Committee and our Board review the charter annually.
Governance and Nominating Committee
Our Governance and Nominating Committee consists of Fred G. Choate, Lisa A Napolitano and C. Sean Closkey. Anthony J. Coppola served as a member of our Governance and Nominating Committee until May 9, 2013. The Committee met once in fiscal 2013. Each member of the Governance and Nominating Committee is independent within the meaning of the rules of Nasdaq and of the SEC. Our Governance and Nominating Committee has responsibility for:

•	developing and recommending to the Board corporate governance guidelines, establishing procedures to ensure effective functioning of the Board;

•	reviewing of director compensation;

•	identifying individuals believed to be qualified to become members of our and to recommend to our Board of Directors nominees to stand for election as directors; and

•	Identifying members of our Board qualified to serve on the various committees of our Board of Directors.
Our Governance and Nominating Committee operates pursuant to a written charter, the full text of which is available on our website. Our Governance and Nominating Committee and our Board review the charter annually.
Compensation Committee
Our Compensation Committee consists of Fred G. Choate, Lisa A. Napolitano and C. Sean Closkey. The Committee met one time in fiscal 2013. Anthony J. Coppola served as a member of our Compensation Committee until May 9, 2013. Each member of the Compensation Committee is independent within the meaning of the rules of Nasdaq and of the SEC. Our Compensation Committee has responsibility for:

•	the annual review and determination of the compensation of our executive officers;

•	providing annual compensation recommendations to our Board for all of our officers;

•	determining the employees who participate in our equity incentive plans and the provision of recommendations to our Board as to individual stock option grants and other awards; and

•	the general oversight of our employee benefit plans.

Our Compensation Committee operates pursuant to a written charter, the full text of which is available on our website. Our Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and our Board review the charter annually.
Director – Shareholder Communications
Our shareholders may communicate with our Board through our Secretary. Shareholders who wish to communicate with any of our directors may do so by sending their communication in writing addressed to a particular director, or in the alternative, to “Non-management Directors” as a group, in care of our Secretary at our headquarters, 100 Church Road, Suite 200, Ardmore, PA 19003. All such communications that are received by our Secretary will be promptly forwarded to the addressee or addressees set forth in the communication.
We actively encourage our directors to attend our annual meetings of shareholders because we believe director attendance at our annual meetings provides our shareholders with an opportunity to communicate with the members of our Board of Directors. All of our directors attended our 2012 annual meeting of shareholders held in 2013 and intend to be in attendance at our 2013 annual meeting.

EXECUTIVE OFFICERS OF THE COMPANY
Our executive officers are as follows:

Name	Age	Position
Richard J. DePiano	72	Chairman
Richard J. DePiano, Jr.	47	Chief Executive Officer, President and General Counsel
Mark G. Wallace	44	Chief Operating Officer
Robert M. O’Connor	52	Chief Financial Officer
Biographical information regarding Mr. DePiano and Mr. DePiano, Jr. is set forth under "Election of Directors--directors continuing in Office" above.
Mr. Wallace was appointed our Chief Operating Officer on January 1, 2008. Mr. Wallace has worked with us since 1997. Previous to being appointed Chief Operating Officer he was Executive Vice President of our Escalon Digital Solutions and Trek Medical subsidiaries. He has jointly held the position of Vice President-Quality, with quality and regulatory responsibilities for all of the our companies, and has also previously served as Operations Manager at Sonomed, Inc. and Quality Manager of Escalon Medical. He had previously worked with Lunar Corp (now GE Healthcare) and Trek Medical. He holds a BS Industrial Engineering and a MS Manufacturing Systems Engineering, both from the University of Wisconsin-Madison, is a senior member of the American Society of Quality, and has over 18 years experience in the medical device industry.
Mr. O’Connor was appointed our Chief Financial Officer on June 30, 2006. Mr. O’Connor joined us from BDO Seidman, LLP where he served as a senior manager from 2004. His prior experience includes both public and private accounting roles as a manager at PricewaterhouseCoopers, LLP where he served in the middle market advisory services group from 1998 until 2000, and positions of controller and chief financial officer of Science Dynamics, a manufacturer of high tech telecom equipment, from 2000 until 2002. and Ianieri & Giampapa, LLC, a certified public accounting firm from 2002 until 2004. Mr. O’Connor holds an MBA from Rutgers University - Graduate School of Management and a B.S. from Kean University.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
Our Compensation Committee is responsible for reviewing and approving the annual compensation of our executive officers and our nonemployee directors.
Our Compensation Committee is composed solely of directors who are not our current or former employees, and each is independent under the current listing standards of Nasdaq. Our Board has delegated to our Compensation Committee the responsibility to review and approve our compensation and benefits plans, programs and policies, including the compensation of the chief executive officer and our other executive officers as well as middle-level management and other key employees. The Compensation Committee administers all of our executive compensation programs, incentive compensation plans and equity-based plans and provides oversight for all of our other compensation and benefit programs.
The key components of the compensation program for executive officers are base salary, bonus and long-term incentives in the form of stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.
Objectives of Compensation Program
Our Compensation Committee intends to govern and administer compensation plans to support the achievement of our long-term strategic objectives, to enhance shareholder value, to attract, motivate and retain highly qualified employees by paying them competitively and rewarding them for their own and our success.
We have no retirement plans or deferred compensation programs in effect for our non-employee directors except for our 401(k) plan in which the executive officers are eligible to participate and our executive officers and our Supplemental Executive Retirement and Benefit Agreement with Richard J. DePiano, our Chairman. Compensation is generally paid as earned. We do not have an exact formula for allocating between cash and non-cash compensation, which has been in the form of stock options. We do not have a nonequity incentive plan, as that term is used in the FASB issued authoritative guidance related to share based payments.

To the extent consistent with the foregoing objectives, our Compensation Committee also intends to maximize the deductibility of compensation for tax purposes. The Committee may, however, decide to exceed the tax deductible limits established under Section 162(m) of the Internal Revenue Code, of 1986, as amended, or the Code, when such a decision appears to be warranted based upon competitive and other factors.
What Our Compensation Program Is Designed to Reward
The key components of the compensation program for executive officers are base salary, bonus and long-term incentives in the form of stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.
Stock price performance has not been a factor in determining annual compensation insofar as the price of our common stock is subject to a number of factors outside our control. We have endeavored through the grants of stock options to the executive officers to incentivize individual and team performance, providing a meaningful stake in us and linking them to a stake in our overall success.
Elements of Our Compensation Plan and How Each Element Relates to Objectives
There are three primary elements in the compensation package of our executive officers: base salary, bonus and long-term incentives.
Base Salaries
Base salaries for our executive officers are designed to provide a base pay opportunity that is appropriately competitive within the marketplace. Adjustments to each individual’s base salary are made in connection with annual performance reviews in addition to the assessment of market competitiveness.
Bonus
Our Compensation Committee establishes a bonus program for executive officers and other managers and key employees eligible to participate in the program. The program is based on a financial plan for the fiscal year and other business factors. The amount of bonus, if any, hinges on corporate profitability and our overall cash position, and on the performance of the participant in the program. Provision for bonus expense is typically made over the course of a fiscal year. The provision becomes fixed, based on the final review of the Compensation Committee, which is usually made after the financial results of the fiscal year have been reviewed by our independent accountants. For fiscal 2013, there were two factors that determined executive bonuses, our profitability and a discretionary component. Profitability is the dominant factor under the bonus plan. For the year ended June 30, 2013, Mr. DePiano, Mr. DePiano, Jr. Mr. Wallace and Mr. O’Connor did not receive a bonus due to net loss incurred during this period.

Long-Term Incentives

Grants of stock options under our stock option plans are designed to provide executive officers and other managers and key employees with an opportunity to share, along with shareholders, in our long-term performance. Stock option grants are generally made annually to all executive officers, with additional grants being made following a significant change in job responsibility, scope or title or a significant achievement. The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with us, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.
Stock options granted under the various stock option plans generally have had a five-year vesting schedule and generally have been set to expire ten years from the date of grant. The exercise price of options granted under the stock option plans is at no less than 100% of the fair market value of the underlying stock on the date of grant. The number of stock options granted to each executive officer is determined by the Compensation Committee based upon several factors, including the executive officer’s salary, performance and the estimated value of the stock at the time of grant, but the Compensation Committee has the flexibility to make adjustments to those factors in its discretion.
How Amounts Were Selected for Each Element of an Executive’s Compensation
Each executive’s current and prior compensation is considered in setting future compensation. Base salary and the long-term incentives are not set with reference to a formula.
A target bonus, or portion thereof, is earned, based on fulfillment of conditions, paramount of which is our profitability.
As a general rule option awards are made in the first or second quarter of a year and after the financial results for the prior year have been audited and reported to the board of directors. Grants and awards are valued, and exercise prices are set, as of the date the grant or award is made. Exceptions to the general rule may arise for grants made to recognize a promotion or to address the effect of expiring options.
The Compensation Committee has considered whether our overall compensation program for employees in fiscal 2013 creates incentives for employees to take excessive or unreasonable risks that could materially harm the company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted, the uniformity of compensation practices across our company, as a baseline for bonus plan targets for our management.

Accounting and Tax Considerations
On July 1, 2007, we adopted in the FASB issued authoritative guidance related to share based payments. Under this accounting standard, we are required to value stock options granted in fiscal year 2007 and in subsequent fiscal years under the fair value method and expense those amounts in the income statement over the vesting period of the stock option. We were also required to value unvested stock options granted prior to our adoption of the FASB issued authoritative guidance related to share based payments under the fair value method and amortize such expense in the income statement over the stock option’s remaining vesting period. A material portion of such amortizing expense relates to option grants made to our executive officers.
Under Section 162(m) of the Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The compensation committee has been advised that based upon prior shareholder approval of the material terms of our stock option plans, compensation under these plans is excluded from this limitation, provided that the other requirements of Section 162(m) are met. However, when warranted based upon competitive and other factors, the compensation committee may decide to exceed the tax deductible limits established under Section 162(m) Code. The base salary provided to each executive in 2011, 2012 and 2013 did not exceed the limits under Section 162(m) for tax deductibility; no executive exercised any options in 2011, 2012 or 2013.

Overview of Executive Employment Agreements
On May 12, 1998, we entered into an employment agreement with Richard J. DePiano, our Chairman. The initial term of the employment agreement commenced on May 12, 1998 and continued through June 30, 2001. The employment agreement renews on July 1 of each year for successive terms of three years unless either party notifies the other party at least 30 days prior to such date of the notifying party’s determination not to renew the agreement. The base salary provided under the agreement, as adjusted for yearly cost of living adjustments, is $394,384 per year, and the agreement provides for additional incentive compensation in the form of a cash bonus to be paid to Mr. DePiano at the discretion of our Board. The agreement also provides for health and long-term disability insurance and other fringe benefits as well as an automobile allowance.
On June 23, 2005, we entered into a Supplemental Executive Retirement Benefit Agreement with Mr. DePiano. The agreement provides for the payment of supplemental retirement benefits to Mr. DePiano in the event of his termination of service with us under the following circumstances:

•
If the covered executive retires, we would be obligated to pay the executive $8,491 per month for life, with payments commencing the month after retirement. If the covered executive were to die within a period of three years after such retirement, we would be obligated to continue making such payments until a minimum of 36 months payments have been made to the covered executive and his beneficiaries in the aggregate.

•
If the covered executive dies before his retirement while employed by us, we would be obligated to make 36 months payments to his beneficiaries of $8,491 per month commencing in the month after his death.

•
If Mr. DePiano were to become permanently disabled while employed by us, we would be obligated to pay him $8,941 per month for life, with payments commencing the month after he suffers such disability. If Mr. DePiano were to die within three years after suffering such disability, we would be obligated to continue making such payments until a minimum of 36 monthly payments have been made to Mr. DePiano and his beneficiaries in the aggregate.

•
If the covered executive’s employment with us is terminated by us, or if the executive terminates his employment with us for good reason, as defined in the agreement, we would be obligated to pay the executive $8,491 per month for life. If the covered executive were to die within a period of three years after such termination, we would be obligated to continue making such payments until a minimum of 36 months payments have been made to the covered executive and his beneficiaries in the aggregate.

•
During the fourth quarter of fiscal 2005, we recorded as an expense in our consolidated statement of income, $1,027,821, which represents the present value of the supplemental retirement benefits awarded.As of June 30, 2013 and 2012 approximately $1,026,000 and $1,042,000 was accrued retirement benefits, respectively.

Executive Compensation Tables
Summary Compensation Table
The following table sets forth certain summary information concerning compensation that we paid or accrued to or on behalf of each of our executive officers during each of the fiscal years ended June 30, 2013, 2012 and 2011 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	All Other Compensation	Total
Richard J. DePiano Chairman	2013	$256,627	$—	$—	$—	$—	$—	$4,800	$261,427
	2012	$348,115	$—	$—	$—	$—	$—	$17,920	$366,035
	2011	$394,384	$—	$—	$—	$—	$—	$17,001	$411,385
Richard J. DePiano, Jr. Chief Executive Officer and General Counsel	2013	$215,000	$—	$—	$—	$—	$—	$9,600	$224,600
	2012	$214,999	$—	$—	$—	$—	$—	$9,600	$224,599
	2011	$240,512	$—	$—	$—	$—	$—	$9,600	$250,112
Robert M. O’Connor Chief Financial Officer	2013	$212,589	$—	$—	$—	$—	$—	$9,600	$222,189
	2012	$212,589	$—	$—	$—	$—	$—	$9,600	$222,189
	2011	$234,471	$—	$—	$—	$—	$—	$9,600	$244,071
Mark G. Wallace Chief Operating Officer	2013	$175,000	$—	$—	$—	$—	$—	—	$175,000
	2012	$175,000	$—	$—	$—	$—	$—	—	$175,000
	2011	$198,550	$—	$—	$—	$—	$—	—	$198,550

(1)	Includes payment of an automobile allowance.
Grants of Plan Based Awards
There were no plan-based awards granted during the fiscal year ended June 30, 2013.

Outstanding Equity Plan Based Awards at Fiscal Year-End—2013
The following table sets forth certain information regarding grants of equity awards held by the named executive officers as of June 30, 2013.
Option Awards

Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date
	Exercisable	Unexercisable
Richard J. DePiano	25,000	—	—	$—	$6.94	11/10/2013
	25,000	—	—	$—	$6.19	8/17/2014
	40,000	—	—	$—	$8.06	8/16/2015
	15,200	—	—	$—	$2.65	11/9/2016
	25,000	—	—	$—	$3.05	11/13/2017
	25,000	—	—	$—	$2.22	9/26/2018
	20,000	—	—	$—	$1.51	11/16/2019
Richard J. DePiano, Jr.	10,000	—	—	$—	$6.94	11/10/2013
	25,000	—	—	$—	$6.19	8/17/2014
	20,000	—	—	$—	$8.06	8/16/2015
	20,000	—	—	$—	$2.65	11/9/2016
	20,000	—	—	$—	$3.05	11/13/2017
	19,000	1,000	1,000	$—	$2.22	9/26/2018
	8,600	3,400	3,400	$—	$1.51	11/16/2019
Robert M. O’Connor	60,000	—	—	$—	$5.05	6/29/2016
	20,000	—	—	$—	$3.05	11/13/2017
	15,333	4,667	4,667	$—	$2.22	9/26/2018
	10,033	3,967	3,967	$—	$1.51	11/16/2019
Mark G. Wallace	5,000	—	—	$—	$3.05	11/13/2017
	19,000	1,000	1,000	$—	$2.22	9/26/2018
	7,167	2,833	2,833	$—	$1.51	11/16/2019

(1)
These options were granted under our 1999 Equity Incentive Plan and have a term of ten years, subject to earlier termination in certain events. The options granted to Mr. DePiano, Sr. vest over a two-year period. Options granted to Mr. DePiano, Jr., Mr. O’Connor and Mr. Wallace vest over a five-year period. No options were exercised by the named executives during the fiscal year ended June 30, 2013.

Potential Payments upon Termination or Change-in-Control
If Mr. DePiano’s employment with us is terminated by the Company or if he terminates his employment with us for good reason, as defined in the agreement, we would be obligated to pay him $8,491 per month for life. If Mr. DePiano were to die within a period of three years after such termination, we would be obligated to continue making such payments until a minimum of 36 monthly payments have been made to him and his beneficiaries in the aggregate.
Mr. O’Connor, pursuant to his offer letter, will be entitled to a severance payment equal to 100% of his annual base salary and an increase of his annual base salary to $250,000 in connection with a change of control.
If a change of control had occurred on June 30, 2013, the aggregate amount of payments would have been $288,000 to Mr. DePiano and $250,000 to Mr. O’Connor.

The following table shows securities authorized for issuance under equity compensation plans as of October 18, 2013.

Plan Category	Number of Shares to be issued upon exercise of outstanding stock options (a)	Weighted-average exercise price of outstanding stock options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)) (c)
Equity Compensation plans approved by stockholders	1,006,063	$4.58	15,625
Equity Compensation plans not approved by stockholders	—	—	—
	1,006,063	$4.58	15,625
Report of Our Compensation Committee
The following report of our Compensation Committee does not constitute proxy solicitation material and shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act of or the Exchange Act, except to the extent that we specifically incorporate this Compensation Committee report by reference therein.
We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in our Form 10-K for the year ended June 30, 2013. Based on the reviews and discussions referred to above, we recommend to our board of directors that the Compensation Discussion and Analysis referred to above be included in our Form 10-K for the year ended June 30, 2013.
Compensation Committee:
Sean Closkey
Fred G. Choate
Lisa A. Napolitano
October 18, 2013

COMPENSATION OF DIRECTORS
None of our directors were paid any directors fees by us during the fiscal year ended June 30, 2013. Directors are reimbursed for expenses incurred in connection with attending meetings of our Board and Board Committees.

Compensation Committee Interlocks and Insider Participation
No members of our Compensation Committee are former or current officers, or have other interlocking relationships, as defined by the SEC.

Related Person Transactions
We recognize that related person transactions present a heightened risk of conflicts of interest and can create the appearance of a conflict of interest. Therefore, all proposed related person transactions are disclosed to our Audit Committee and our Board before we enter into the transaction, and, if the transaction continues for more than one year, the continuation is reviewed annually by our Board.
Escalon and a former member of the Company’s Board of Directors are founding and equal members of Ocular Telehealth Management, LLC (“OTM”). OTM is a diagnostic telemedicine company providing remote examination, diagnosis and management of disorders affecting the human eye. OTM’s initial solution focuses on the diagnosis of diabetic retinopathy by creating access and providing annual dilated retinal examinations for the diabetic population. OTM was founded to harness the latest advances in telecommunications, software and digital imaging in order to create greater access and a more successful disease management for populations that are susceptible to ocular disease. Through June 30, 2013, Escalon had invested $444,000 in OTM and owned 45% of OTM. The Company provides administrative support functions to OTM. The Company provides administrative support functions to OTM. For the years ended 2013 and 2012 the Company recorded a gain of $14,000 and $7,000, respectively included in other income. On May 9, 2013 the board member related to OTM resigned from the board of directors and is therefore no longer a related party. Additionally, the Company has come to an agreement with OTM to discontinue any additional efforts and investment related to OTM and has written off its remaining investment in OTM during fiscal year ended June 30, 2013.

AUDIT AND NON-AUDIT FEES
Our Audit Committee approves the fees and other significant compensation to be paid to our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. We provide appropriate funding, as determined by our Audit Committee, for payment of fees and other significant compensation to our independent registered public accounting firm. Our Audit Committee also preapproves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for us by our independent registered public accounting firm. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent public auditors to management, but may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Our Audit Committee reviewed and discussed with our current independent registered public accounting firm, Mayer Hoffman McCann P.C., the following fees for services rendered for the 2012 fiscal year and considered the compatibility of any non-audit services with Mayer Hoffman McCann P.C.’s independence. A representative of our independent registered public accounting firm, Mayer Hoffman McCann P.C., is expected to attend our annual meeting. A representative Mayer Hoffman McCann P.C., will have an opportunity to make a statement and respond to questions at our annual meeting.

Audit Fees
Mayer Hoffman McCann, our independent registered public accounting firm, billed us $174,000 and $174,000 in total for the fiscal years ended June 30, 2013 and 2012, respectively in connection with the audit of our annual consolidated financial statements.

Audit Related Fees	We did not pay any audit related fees to Mayer Hoffman McCann P.C. during fiscal years ended June 30, 2013 and 2012.

Tax Fees	We did not pay any fees to Mayer Hoffman McCann P.C. for tax services during the fiscal years ended June 30, 2013 and 2012.

All Other Fees	We did not pay any fees to Mayer Hoffman McCann P.C. for all other services during the fiscal years ended June 30, 2013 and 2012.

Report of the Audit Committee
The following report of our Audit Committee shall not be deemed proxy solicitation material, and shall not be deemed filed with the SEC or incorporated by reference into any of our filings under the Exchange Act or the Securities Act of 1933.
The Audit Committee of our Board was established in accordance with the Exchange Act and reviews the financial reporting process, including the overview of our financial reports and other financial information we provide to governmental or regulatory bodies, the public and others who rely thereon; our systems of internal accounting and financial controls; the selection, evaluation and retention of our independent registered public accounting firm; and the annual independent audit of our financial statements.
Each of our Audit Committee members satisfies the independence requirements of the Exchange Act and Nasdaq rules and complies with the financial literacy requirements thereof. Our Board has determined that all members of Audit Committee, Sean Closkey, Lisa A. Napolitano and William L.G. Kwan, satisfy the financial expertise requirements and have the requisite experience as defined by the SEC’s rules. Our Board adopted a written charter for our Audit Committee. The full text of the Audit Committee Charter as currently in effect is available on our web site. Our Audit Committee reviews and reassesses the adequacy of the charter on an annual basis.
Our Audit Committee has reviewed our audited consolidated financial statements and discussed those statements with management. Our Audit Committee has also discussed with Mayer Hoffman McCann P.C., our independent registered public accounting firm during fiscal 2013, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
Our Audit Committee received from Mayer Hoffman McCann P.C. and reviewed the written disclosures required by applicable requirement of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with Mayer Hoffman McCann P.C. matters relating to its independence. Our Audit Committee also considered the compatibility of the provision of non-audit services by Mayer Hoffman McCann P.C. with the maintenance of Mayer Hoffman McCann P.C.’s independence.

On the basis of these reviews and discussions, our Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and be filed with the SEC.

October 18, 2013	Submitted by:

Audit Committee
Sean Closkey
William L.G. Kwan
Lisa A. Napolitano

SHAREHOLDER PROPOSALS
Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2014 annual meeting of shareholders must deliver such proposal in writing to our Secretary at our principal executive offices at 100 Church Road, Suite 200, Ardmore, PA 19003 on or before the close of business on or before July 18, 2013.
Pursuant to Section 2.3 of our Bylaws, if a shareholder wishes to present at our 2014 annual meeting of shareholders (i) a proposal relating to nominations for and election of directors for consideration by the Governance and Nominating Committee of our Board, (ii) a proposal relating to a matter other than nominations for election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the shareholder must comply with the provisions relating to shareholder proposals set forth in our Bylaws, which are summarized below. Written notice of any such proposal containing the information required under our Bylaws, as described herein, must be delivered in person, by first class United States mail postage prepaid or by reputable overnight delivery service to the Governance and Nominating Committee in care of our Secretary, for nomination proposals only, or to the attention of our Secretary for all other matters, at our principal executive offices at 100 Church Road, Suite 200, Ardmore, PA 19003 during the period commencing on July 18, 2013 and ending on August 17, 2013.
A written proposal of nomination for a director must set forth:

•	the name and address of the shareholder who intends to make the nomination (the “Nominating Shareholder”);

•	the name, age, business address and, if known, residence address of each person so proposed;

•	the principal occupation or employment of each person so proposed for the past five years;

•	the number of shares of our capital stock beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock;

•
a description of any arrangement or understanding between each person so proposed and the Nominating Shareholder with respect to such person’s proposal for nomination and election as a director and actions to be proposed or taken by such person as a director;

•	the written consent of each person so proposed to serve as a director if nominated and elected as a director; and

•	such other information regarding each such person as would be required under the proxy rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed.
Only candidates nominated by shareholders for election as a member of our Board in accordance with our Bylaw provisions as summarized herein will be eligible for consideration by the Governance and Nominating Committee to be nominated for election as a member of our Board at our 2014 annual meeting of shareholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at our 2014 annual meeting of shareholders.
A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy rules of the SEC if proxies were solicited for shareholder consideration of the matter at a meeting of shareholders. Only shareholder proposals submitted in accordance with the Bylaw provisions summarized above will be eligible for presentation at our 2014 annual meeting of shareholders, and any matter not submitted to our Board in accordance with such provisions will not be considered or acted upon at our 2014 annual meeting of shareholders.

(PROPOSAL NO. 2)
RATIFICATION OF SELECTION OF AUDITORS
Our Audit Committee has appointed the firm of Mayer Hoffman McCann P.C. as our independent public accounting firm for the year ending June 30, 2014.
The appointment of auditors is approved annually by the Audit Committee. In making its recommendations appointment, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.
Although not required by law or by our Bylaws, our Board has determined that it would be desirable to request ratification of this appointment by the shareholders. If ratification is not received, the Audit Committee will reconsider the appointment. A representative of Mayer Hoffman McCann P.C. is expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.
Our Board recommends that the stockholders vote FOR ratification of the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending June 30, 2014.

PROPOSAL NO. 3
APPROVAL OF OUR 2013 EQUITY PLAN
Description of Our 2013 Equity Plan
The essential features of our 2013 Equity Plan are outlined below. The following description is not complete and is qualified by reference to the full text of our 2013 Equity Plan, which is appended to this Proxy Statement as Exhibit A.
Purpose
Our board of directors adopted our 2013 Equity Plan on November 6, 2013, subject to shareholder approval of our 2013 Equity Plan. The objective of our 2013 Equity Plan is to provide an incentive to designated employees, certain consultants and advisors (as defined and interpreted for purposes of Form S-8 under the Securities Act of 1933) who perform services for us and non-employee directors to contribute to our growth by continuing to align the interests of participants with the interests of our shareholders.

Grants
Our 2013 Equity Plan will permit the granting of incentive stock options, nonqualified stock options, stock awards, stock units, stock appreciation rights (“SARs”) and other equity-based awards (collectively, “grants”). Although all employees and all of the employees of our subsidiaries are eligible to receive grants under our 2013 Equity Plan, the grant to any particular employee is subject to the discretion of our board of directors and its compensation committee.
The maximum number of shares of our common stock that we may issue under our Plan may not exceed 550,000 shares, all of which may be granted as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The number of shares of our common stock that will be subject to grants made under our 2013 Equity Plan will be increased annually on July 1 of each year commencing July 1, 2014, until the expiration of our 2013 Equity Plan by a number equal to the lesser of (i) 10,000 shares of our common stock, (ii) 4% of the shares of our capital stock outstanding on such date, calculated on a common-equivalent basis, or (iii) an amount determined by our board of directors. If a grant expires or terminates for any reason before it is fully vested or exercised, or if any grant is forfeited, we may again make the number of shares subject to that grant that the participant has not purchased or that has not vested subject to another grant under our Plan.
We will make appropriate adjustments to outstanding grants and to the number or kind of shares subject to our 2013 Equity Plan in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including a merger or a sale of all or substantially all of our assets. The maximum number of shares of our common stock that may be subject to grants made under our Plan to any individual in any calendar year may not exceed 550,000 shares.
Administration
Our board of directors or a board committee comprised of members of our board of directors who are “outside directors” under Section 162(m) of the Code, “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “independent directors” as defined under the rules of the NASDAQ Stock Market will administer our 2013 Equity Plan. Our board of directors has delegated administration of the 2013 Equity Plan to the compensation committee of our board of directors. Our compensation committee, will:

•	determine the individuals to whom grants will be made and the type, amount of shares and terms of each grant;

•
determine the exercise price for the purchase of shares of our common stock subject to options which exercise price may not be less than 100% of the fair market value, as defined below, of our common stock;

•	determine whether the options are incentive stock options or nonqualified options;

•	interpret the provisions of our 2013 Equity Plan and decide all questions of fact arising in the application of our 2013 Equity Plan; and

•	make all other determinations necessary or advisable for the administration of our 2013 Equity Plan.
The term “fair market value” under our 2013 Equity Plan means, if our common stock is publicly traded on a national securities exchange, (i) the last report sale price of our common stock on the relevant date or if there were no trades on that date, the latest preceding date upon which a sale was reported or (ii) if our common stock is not principally traded on a national securities exchange, the mean between the last reported “bid” and “asked” prices of our common stock on the relevant date, as reported on the national securities exchange or, if not so reported, as reported by the over-the-counter quotation system on which our common stock is then quoted or as reported in a customary financial reporting services, as applicable and as our compensation committee determines. If our common stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations, the fair market value per share will be as determined by our board of directors.

Grant Instruments
All grants will be subject to the terms and conditions set forth in our 2013 Equity Plan and to such other terms and conditions consistent with our 2013 Equity Plan as our compensation committee deems appropriate and as are specified in writing by our compensation committee to the individual in a grant instrument or an amendment to the grant instrument. All grants will be made conditional upon the acknowledgement of the grantee in writing or by acceptance of the grant, that all decisions and determinations of our compensation committee will be final and binding on the grantee, his or her beneficiaries and any other person having or claiming an interest under such grant. Grants need not be uniform as among the grantees.
Terms and Conditions of Grants
The grant instrument will state the number of shares subject to the grant and the other terms and conditions of the grant, consistent with the requirements of our 2013 Equity Plan. The purchase price per share subject to an option (or the exercise price per share in the case of a SAR) must equal at least the fair market value of a share of our common stock on the date of grant. The purchase price of any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of our capital stock or any of our parent or subsidiary corporations, referred to as a 10% Shareholder, must be at least 110% of the fair market value of a share of our common stock on the date of grant. The term of any award under our 2013 Equity Plan may not be for more than ten years or five years in the case of an incentive stock option awarded to any 10% Shareholder. To the extent that the aggregate fair market value of shares of our common stock subject to options designated as incentive stock options that become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options will be treated as nonqualified stock options.
Generally, an option’s purchase price may be paid in cash, by check, or in cash equivalent, by tender of shares of our common stock owned by the optionee having a fair market value not less than the exercise price, or by any lawful method approved by our compensation committee or by any combination of these. Our compensation committee may nevertheless restrict the forms of payment permitted in connection with any option grant.
Our compensation committee will specify when options granted will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee’s continued employment or service or achievement of specified milestones.
Stock awards consist of a specified number of shares of common stock subject to such terms, conditions and transfer restrictions based on performance standards, periods of service, retention by the participant of a specified number of shares of common stock or other criteria. Awards of stock units give participants a right to receive shares of common stock in the future subject to such terms, conditions and restrictions as established by the grant. Stock units will be settled for common stock, cash or a combination of both as soon as practicable after our compensation committee determines that the terms and conditions of the stock unit has been satisfied (or at a later date if the distribution has been deferred).
Other stock-based awards such as stock purchase rights (with or without loans to participants by us), awards of common stock or awards valued in whole or in part by reference to common stock or dividends on common stock may be granted either alone or in addition to other awards under our 2013 Equity Plan. If specified in the grant instrument, the recipient of a stock-based award may be entitled to receive, currently or on a deferred basis, interest, dividends or dividend equivalents with respect to the common stock or other securities covered by the award.
Transferability
Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to grants other than incentive stock options, if permitted in any specific case by our compensation committee, pursuant to a domestic relations order or otherwise as permitted by our compensation committee. Our compensation committee may provide in a grant instrument that a grantee may transfer a nonqualified stock option to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as our compensation committee may determine.
Change in Control
Unless otherwise provided in the applicable award agreement, or as determined otherwise by our compensation committee, effective upon a change in control, as defined in our 2013 Equity Plan, all options and SARs outstanding on the date of such change in control will become immediately and fully exercisable. Unless otherwise provided in the applicable award agreement, effective upon a change in control, all restrictions applicable to stock awards and stock units and other equity awards will become fully vested and will be payable on terms our compensation committee determines. In the event of a change of control, our compensation committee may take any of the following actions with respect to any or all outstanding grants: our compensation committee may (i) determine that all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), (ii) require that grantees surrender their outstanding options and SARs in exchange for one or more payments, in cash or stock as determined by our compensation committee, in an amount, if any, equal to the amount by which the then fair market value of the shares of our common stock subject to the grantee’s unexercised options and SARs exceeds the exercise price or base amount of the options and SARs, on such terms as our compensation committee determines, or (iii) after giving grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as our compensation committee deems appropriate. Such assumption, surrender or termination will take place as of the date of the change of control or such other date as our compensation committee may specify.
Other Agreements
Our compensation committee may require that a grantee execute a shareholders agreement and/or voting agreement, in each case, with terms our compensation committee deems appropriate, with respect to any common stock issued or transferred pursuant to our 2013 Equity Plan. A grantee will also be subject to lock-up periods and market standoff periods as we or any representative of underwriters in connection with any underwritten offering of our securities under the Securities Act of 1933 determines and will be required to enter into a separate written agreement to such effect and substance as requested by us or such representative.
Amendment and Termination
Our 2013 Equity Plan will remain in effect until the tenth anniversary of its effective date, unless it is terminated earlier by our board of directors. Our board of directors may amend, suspend or terminate our 2013 Equity Plan or any portion thereof at any time provided that

•
to the extent required by section 162(m) of the Code, no grant that is intended to comply with section 162(m) after the date of such amendment becomes exercisable, realizable or vested, as applicable to such grant, unless and until our shareholders approve such amendment in the manner required by section 162(m); and

•
if shares of our common stock are listed on a national securities exchange, no amendment that would require shareholder approval under the rules of the exchange may be made effective unless and until our shareholders approve such amendment.

If at any time the approval of our shareholders is required as to any other modification or amendment under section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval.
In all other respects, our board of directors may amend, modify, suspend or terminate our 2013 Equity Plan, except that our board of directors may not make any modification, amendment or termination to our 2013 Equity Plan, without the consent of a grantee, if such modification, amendment or termination would adversely affect the rights of the grantee under an outstanding grant. Our board of directors may not replace stock options granted without the approval of our shareholders.
Federal Income Tax Consequences
The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in our 2013 Equity Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options. The grant of an incentive stock option under our 2013 Equity Plan will not result in any federal income tax consequences to the optionee or us. An optionee recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the purchase price. We are not entitled to any deduction under these circumstances.
If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the purchase price or (ii) the difference between the fair market value of the stock on the exercise date and the purchase price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and as long as the optionee’s total compensation is deemed reasonable in amount.
The “spread” under an incentive stock option, i.e., the difference between the fair market value of the shares at the time of exercise and the purchase price, is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionee’s alternative minimum tax liability exceeds such optionee’s regular income tax liability, the optionee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the optionee must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.
In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code that fails to comply with the rules of Section 409A can result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.
Nonqualified Stock Option. The grant of a nonqualified stock option under our 2013 Equity Plan will not result in any federal income tax consequences to the optionee or us. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option purchase price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and as long as we withhold the appropriate taxes with respect to such income (if required) and the optionee’s total compensation is deemed reasonable in amount. Any gain or loss on the optionee’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We will not receive a tax deduction for any such gain.
In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
Stock Awards. The grant of a stock award will subject the recipient to ordinary compensation income on the difference between the amount paid (if any) for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and as long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We will not receive a tax deduction for any such gain.
Recipients of stock awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such stock awards are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. A Section 83(b) Election must be made within 30 days from the time the stock awards are issued.
Stock Units. Recipients of stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees generally will be subject to withholding for federal income tax purposes upon conversion of the stock units and withholding for employment tax purposes when the stock units vest. Participants will recognize gain upon the disposition of any shares received upon conversion of the stock units equal to the excess of the amount realized on such disposition over the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and as long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
Stock units also can be considered nonqualified deferred compensation and subject to Section 409A of the Code. A grant of stock unit that does not meet the requirements of Section 409A of the Code will result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
SARs. Recipients of SARs generally should not recognize income until a SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of the amount realized on such disposition over the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and as long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
In the event a SAR is amended, such SAR may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A SAR subject to Section 409A of the Code that fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
Other equity awards. Recipients of unrestricted stock will recognize ordinary income equal to the difference between the amount paid for such unrestricted stock and the fair market value of the unrestricted stock on the grant date. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient’s subsequent disposition of the shares receives long or short-term capital gain or loss treatment depending on how long the stock has been held since the date such unrestricted stock was granted. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and as long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
Dividends and dividend equivalents. Recipients of awards that earn dividends or dividend equivalents recognize ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes.
Tax Withholding
We have the right to require the recipient of any grant to pay to us an amount necessary to satisfy our federal, state and local tax withholding obligations with respect to a grant to that recipient. We may withhold an amount necessary to satisfy these amounts from other amounts we would otherwise pay to the recipient.
Plan Benefits
Our compensation committee will make future awards at its discretion, and we therefore cannot determine the number of options and other awards that may be awarded in the future to eligible participants (including our executive officers, directors, our executive officers as a group or all of our employees as a group, excluding executive officers).

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The SEC has adopted rules requiring public companies to provide shareholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. We are presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse the compensation paid to the officers named in the Summary Compensation Table under “Executive Compensation” (the “named executive officers”), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including the compensation tables and accompanying narrative discussion).
“RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation Discussion and Analysis, the compensation tables and narrative discussion is hereby APPROVED.”
Pursuant to the Exchange Act and the rules promulgated thereunder, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the Board or the Compensation Committee, creating or implying any change to the fiduciary duties of the Board or the Compensation Committee or any additional fiduciary duty by the Board or the Compensation Committee or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.  The Board and the Compensation Committee, however, may in their discretion take into account the outcome of the vote when considering future executive compensation arrangements.
Required Vote
In voting to approve the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting.  This matter will be decided by the affirmative vote of a majority of the votes cast at the Meeting.  Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5
TO CONDUCT AN ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
The SEC has also adopted rules requiring public companies to hold an advisory (non-binding) vote on the frequency of holding say-on-pay votes. Accordingly, as required by the SEC’s rules, we are including this proposal to give our shareholders the opportunity to inform us as to how often they wish us to include a say-on-pay proposal, similar to Proposal No. 4, in our proxy statements.
We are presenting the following proposal, which gives you, as a shareholder, the opportunity to inform us as to whether you wish us to hold an advisory (non-binding) vote on executive compensation once every one year, two years, or three years, or you may abstain from voting on the proposal set forth in the following resolution.
“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of our named executive officers as set forth in our Proxy Statement for the 2013 Annual Meeting of Shareholders should be every year, every two years, or every three years.”
The Board recommends that you vote for every three years as the desired frequency for us to hold a non-binding, advisory vote of the shareholders on executive compensation. We believe this frequency is appropriate for the reasons set forth below:

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Our equity compensation program for the named executive officers is designed to support long-term value creation, and a vote every three years will allow the shareholders to better judge the equity compensation program in relation to our long-term performance. We strive to ensure management’s interests are aligned with shareholders’ interests to support long-term value creation through our equity compensation program. To that end, we grant equity awards to vest over multi-year periods of service to encourage our named executive officers to focus on long-term performance. We recommend a vote every three years, which would allow the equity compensation to be evaluated over a similar time-frame and in relation to long-term performance.

•
A vote every three years will provide the Board and the Compensation Committee with the time to thoughtfully consider and thoroughly respond to shareholders’ sentiments and to implement any necessary changes. The Board and the compensation committee will carefully review changes to the executive compensation to maintain the effectiveness and credibility of the program, which is important for aligning interests and for motivating and retaining our named executive officers.

•
We are open to input from shareholders regarding board and governance matters, as well as the equity compensation program. We believe that the shareholders’ ability to contact us and the Board at any time to express specific views on executive compensation holds us accountable to shareholders and reduces the need for and value of more frequent advisory votes on executive compensation.

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the Board and its committees. This vote may not be construed as overruling a decision by the Board or its committees, creating or implying any change to the fiduciary duties of the Board or its committees or any additional fiduciary duty by the Board or its committees or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the Board’s recommendation and the outcome of the vote on this matter, the Board may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.
THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE TO HAVE THE NON-BINDING
VOTE ON EXECUTIVE COMPENSATION OCCUR EVERY THREE YEARS.

OTHER MATTERS
Our Board does not know of any matters to be presented for consideration at our annual meeting other than the matters described in the notice of annual meeting, but if any matters are properly presented, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

Richard J. DePiano
Chairman
November 15, 2013
Ardmore, Pennsylvania
Proxy confers authority to and shall be voted in accordance with the recommendations of the Board of Directors. This Proxy is solicited on behalf of the 1.0.0.11699

ESCALON®

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following Class II Directors:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Fred G. Choate 02 Lisa A. Napolitano

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 3 YEARS with respect to the following proposal:

	3 years	2 years	1 year	Abstain
5. To approve, by a non-binding vote, the frequency of future shareholder advisory votes relating to the Company's executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000186517_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com .

The undersigned hereby appoints Richard J. DePiano, Jr and Mark Wallace, or either of them acting alone in the absence of the other, the attorneys, agents and proxies of the undersigned, with full powers of substitution (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of shareholders (the "Annual Meeting") of Escalon Medical Corp. (the "Company") to be held at the offices of the Company 100 Church Road, Suite 200, Ardmore, Pennsylvania 19003, on December 27, 2013 at 9:00 a.m. or any adjournment or continuation thereof, and to vote as specified herein the number of shares which the undersigned if personally present, would be entitled to vote.

This proxy, when properly executed will be voted as specified. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted "FOR" each nominee listed for Class II Directors, "FOR" to ratify the selection of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm, "FOR" the approval of the of the Company's 2013 Equity Incentive Plan, "FOR" the approval of a non-binding vote of the Company's executive compensation and "FOR" the approval of a non-binding vote of 3 years for the frequency of future shareholder advisory votes relating to the Company's executive compensation. If any other business is presented at the meeting, this Proxy confers authority to and shall be voted in accordance with the recommendations of the Board of Directors. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending the meeting and electing to vote in person.

Continued and to be signed on reverse side

0000186517_2 R1.0.0.51160